                                                                    EXHIBIT 3.28

                           ARTICLES OF INCORPORATION

                                       OF

                            WEEKLY WORLD NEWS, INC.

     The undersigned incorporator, for the purpose of establishing a corporation under the provisions and subject to the requirements of the Florida General Corporation Act, does hereby certify as follows:

          FIRST: The name of the corporation is WEEKLY WORLD NEWS, INC. (hereinafter called the "Corporation").

          SECOND: The duration of the Corporation is to be perpetual.

          THIRD: The general purposes for which the Corporation is initially organized are as follows:

             To design, create, prepare, make, edit, sell, obtain copyrights in and for, obtain, receive, grant, transfer and assign options, rights, franchises, and royalties in respect of, license the use of, market, distribute, syndicate, furnish, and generally deal in and with, as principal, agent, broker, distributor, or in any other lawful capacity, any and all kinds of printed and reproduced matter, magazines, newspapers, books, pamphlets and other publications of every kind, nature, and description, and to do everything necessary, useful, or convenient in furtherance thereof.

             To conduct in all its branches, a general lithographing, printing, publishing, paper products, stationary, bookbinding, engraving, photoengraving, duplicating, offsetting, processing, facsimile, and image, color, line, word and shadow reproduction, artists' supplies, and mail-order business, and, without limiting the generality of any of the purposes herein contained, to edit, print, bind, buy, sell, publish and generally deal in books, pamphlets and other publications of every kind, nature and description. To design, manufacture, buy, sell, import, export, distribute, use, license the use of, prepare, produce and generally deal in and with, whether as principal, agent, jobber, distributor, broker, licensor, licensee, or otherwise, any and all equipment, apparatus, machinery, devices, plants, facilities, improved and unimproved real, personal and mixed properties, and materials and supplies, used or useful in or about such business and related businesses.

             To collect, assemble, compile, edit, prepare, buy, sell, license the use of as licensor and licensee, acquire, receive, grant, assign, and transfer options, copyrights, and other rights in respect of, distribute, syndicate, disseminate, publish, print and circulate in books, brochures, leaflets, pamphlets, and other printed and reproduced media, broadcast by radio, record, and reproduce by platter, disc, wire and tape recording, television, telecast, facsimile, sound, image, and other lawful methods, means, devices, and techniques, whether now or hereafter devised, discovered, invented, improved, or developed, and generally deal in and with in any lawful capacity, information, techniques, critiques, analyses, charts, outlines, sketches, paintings, drawings, sculptures, suggestions, guidance, advice, and items of interest in the field of the fine arts.

             To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

             To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and their works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

             To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

                (a) inventions, devices, formulae, processes and any improvements and modifications thereof;

                (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

                (c) franchises, licenses, grants and concessions.

             To transact any or all lawful business for which corporations may be incorporated under the Florida General Corporation Act.

          FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is Ten (10) shares of Common Stock of the par value of One Hundred ($100.00) Dollars each.

          FIFTH: The street address of the initial registered office of the Corporation is 600 South East Coast Avenue, Lantana, Florida 33464 and the name of its initial registered agent at such address is Dino M. Gallo.

          SIXTH: The number of directors constituting the initial Board of Directors of the Corporation is five, and the names and addresses of the persons who are to serve as members thereof are as follows:

NAME                                                 POST OFFICE ADDRESS
----                                                 -------------------
Henry E. Bowes...............................  11158 Beach Club Point
                                               North Palm Beach, Florida 33408
Iain Calder..................................  401 N.W. 18th Street
                                               Del Ray Beach, Florida 33444
Meyer Kimmel.................................  758 Caffrey Avenue
                                               Far Rockaway, New York 11691
Harry C. Moore...............................  Beloit Corporation
                                               Beloit, Wisconsin 53511
Generoso Pope, Jr............................  1370 South Ocean Boulevard
                                               Manalapan, Florida 33460

         SEVENTH: The name and address of the Incorporator is as follows:


NAME                                                 POST OFFICE ADDRESS
----                                           -------------------------------
Jerome S. Traum..............................  375 Park Avenue
                                               New York, New York 10022


     IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 15th day of March, 1979.

                                          /s/ JEROME S. TRAUM
                                          --------------------------------------
                                          Jerome S. Traum

                                          ACCEPTANCE BY REGISTERED AGENT

                                          /s/ DINO M. GALLO
                                          --------------------------------------
                                          Dino M. Gallo

STATE OF NEW YORK          D
COUNTY OF NEW YORK        C            ss.:

     BE IT REMEMBERED that personally appeared before me, a Notary Public in and for the County and State aforesaid, Jerome S. Traum, the incorporator who executed the foregoing Articles of Incorporation, known to me personally to be such, and did acknowledge the same to be his voluntary act and deed, and that the facts therein stated are true and correct.

     GIVEN under my hand and seal of office this 15th day of March, 1979.

                                          /s/ ARTHUR M. KLEBANOFF
                                          --------------------------------------
                                          Notary Public

(Notarial Seal)